Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Landsea Homes Corporation (Formerly LF Capital Acquisition Corp.) of our report dated February 24, 2020, relating to the financial statements of LF Capital Acquisition Corp. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

New York, New York

January 29, 2021